EXHIBIT 99.1

3D Systems to Acquire Simbionix, the Global Leader in 3D Virtual Reality Surgical Simulation and Training

  Combination expands 3DS Healthcare reach from the training room to the operating room
  Synergistic technologies accelerate the creation of end-to-end platform for 3D simulation, training, virtual surgical planning, guiding and delivery of 3D printed procedures and devices
  Complementary global sales channels and deep clinical relationships accelerate cross-platform adoption
  Transaction expected to be immediately accretive to cash generation and contribute to non-GAAP earnings per share after closing

ROCK HILL, S.C., July 30, 2014 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it entered into a definitive agreement to acquire Simbionix for $120 million in cash, subject to customary closing adjustments. Simbionix is the global leader in 3D virtual reality surgical simulation and training with 60+ interventional procedures across 8 specialties through 16 simulation platforms — a complementary building block that expands 3DS's breadth and reach within the open-ended 3D healthcare field. The transaction is expected to be completed within the next 30 days, subject to customary closing conditions. Upon closing, 3DS expects this acquisition to be immediately accretive to its cash generation and to its non-GAAP earnings per share.

"Simbionix is a perfect match for our healthcare business and its powerful technology, products, channels and domain expertise expands our 3D healthcare capabilities from the training room to the operating room, and extends our first mover advantage in this fast growing vertical," said Avi Reichental, President and Chief Executive Officer, 3DS.

Headquartered in Cleveland, Ohio with a research and development center in Israel, Simbionix pioneered patient-specific simulation with FDA-cleared solutions that are changing the way preparation for individual surgeries are carried out. Its proprietary simulation and training products are revolutionizing the way physicians practice and master surgical procedures with improved learning that can favorably impact patient outcomes.

"3D Systems is the recognized 3D healthcare leader and they have an exceptional track record of commercially deploying innovative virtual surgery and medical device products and services," said Gary Zamler, Simbionix Corporation CEO. "We couldn't be more excited to join this fine organization and look forward to accelerate our growth by enhancing the entire 3D digital thread for the benefit of our customers worldwide."

The recent acquisition of industry leader Medical Modeling brought to 3DS world-class clinical capabilities in Virtual Surgical Planning (VSP®), guiding and instrumenting of complex personalized surgical procedures, production at scale of 3D printed implants, and delivery of a wide variety of 3D printed patient-specific medical devices.

In addition to synergistic technology and products, Simbionix brings to 3DS global sales channels and deep clinical relationships to accelerate the adoption of best medical practices, to advance clinical performance, and to optimize procedural outcomes. The company's products can be found in simulation centers, hospitals, colleges and other educational facilities in over 60 countries.

The company plans to operate Simbionix under the continued leadership of Gary Zamler, CEO of Simbionix, who will become Vice President and General Manager, Simbionix Products for 3DS and immediately pursue synergistic integration opportunities leveraging the combined resources and expertise to advance 3DS' healthcare portfolio further and faster.

Management plans to include a more detailed discussion of this transaction as part of its previously scheduled conference call and simultaneous webcast to review its financial results for the second quarter and first six months of 2014 at 9:00am ET on July 31, 2014. The company also plans to file its second quarter earnings release at 8:30 a.m. ET and its Form 10-Q before the NYSE market opens.

Date: Thursday, July 31, 2014

Time: 9:00 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-866-953-6860
Outside the U.S.: 1-617-399-3484
Participant code: 39529244

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, including whether the acquisition of Simbionix USA Corporation is completed on the terms described, or at all, or whether the acquisition will be immediately accretive to cash generation or contribute to non-GAAP earnings per share of the company after closing. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems

3D Systems is a leading provider of 3D printing centric design-to-manufacturing solutions including 3D printers, print materials and cloud sourced on-demand custom parts for professionals and consumers alike in materials including plastics, metals, ceramics and edibles. The company also provides integrated 3D scan-based design, freeform modeling and inspection tools and an integrated 3D planning and printing digital thread for personalized surgery and patient specific medical devices. Its products and services replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce functional parts and assemblies, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.

  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.

  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.

  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.

  3DS pioneered virtual surgical planning (VSP) and 3D printed medical modeling and devices with services that benefit humanity the world over.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

About Simbionix

Simbionix USA Corporation is the world's leading provider of 3D simulation and training products for medical professionals and the healthcare industry. The company is committed to delivering the highest quality products, advancing clinical performance and optimizing procedural outcomes.

More information on the company is available at www.simbionix.com.

CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com